Exhibit 99.1

1. On February 11, 2005, the AL Trust sold
122,700 shares of Class A Common Stock.
The shares were sold in a number of transactions with an average sale price of $43.1870.
The information regarding shares sold at each price appears in the two columns below:

Shares  	Price
1250		43.03
3750		43.06
6300		43.07
8000		43.08
5100		43.09
3300		43.10
1500		43.11
400		43.12
1300		43.13
5850		43.14
9450		43.15
2100		43.16
3400		43.17
1450		43.18
9450		43.19
4850		43.20
850		43.21
3050		43.22
3500		43.23
3350		43.24
21550		43.25
3300		43.26
4000		43.27
7650		43.28
6650		43.29
1350		43.30


2. On February 11, 2005, the JL Trust sold
122,700 shares of Class A Common Stock.
The shares were sold in a number of transactions with an average sale price of $43.1870.
The information regarding shares sold at each price appears in the two columns below:

Shares  	Price
1250		43.03
3750		43.06
6300		43.07
8000		43.08
5100		43.09
3300		43.10
1500		43.11
400		43.12
1300		43.13
5850		43.14
9450		43.15
2100		43.16
3400		43.17
1450		43.18
9450		43.19
4850		43.20
850		43.21
3050		43.22
3500		43.23
3350		43.24
21550		43.25
3300		43.26
4000		43.27
7650		43.28
6650		43.29
1350		43.30

After these sales, the amounts of Class A Common Stock beneficially owned by the Trust f/b/o Aerin Lauder and Jane Lauder, u/a/d December 15, 1976, by Estee Lauder and Joseph H. Lauder, as Grantors is 2,000,000, which includes 1,000,000 in the AL Trust and 1,000,000 in the JL Trust.